EXHIBIT 5.1

                          [MARK GASARCH LETTERHEAD]





                                  MARK GASARCH
                                 ATTORNEY AT LAW
                          1285 AVENUE OF THE AMERICAS
                                    3RD FLOOR
                             NEW YORK, NEW YORK 10019
                                    -------
                              TEL: (212) 956-9595
                              FAX: (212) 956-7216


September 19, 1996

Semicon Tools, Inc.
111Business Park Drive
Armonk, New York 10504

Gentlemen:

I have reviewed a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 7,975,000 shares of common stock, no par value (the "Shares") of Semicon Tools, Inc. (the "Company") to be issued pursuant to the Company's Toby Investment Group Consulting Agreement, Paul Alper Consulting Agreement and Mark Gasarch Consulting Agreement described in the Registration Statement (the "Agreements").

I have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement and originals, or copies certified to my satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, documents and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

In my examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance under the Agreements and that the Shares, when issued in accordance with the terms of the Agreements, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                         Very truly yours,

                         /s/ Mark Gasarch

                         Mark Gasarch